UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 11, 2016
Date of Report (Date of Earliest Event Reported)

ITRON, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	000-22418	91-1011792
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2111 N. Molter Road, Liberty Lake, WA 99019
(Address of Principal Executive Offices, Zip Code)

(509) 924-9900
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 (b)	Changes in Registrant’s Certifying Accountant.

As previously reported in the Current Report on Form 8-K, dated September 11, 2015, the Audit/Finance Committee of the Board of Directors and the management of Itron, Inc. (Itron or the Company) approved the appointment of Deloitte & Touche LLP (Deloitte) as the Company’s independent registered public accounting firm for the year ending December 31, 2016. The appointment was subject to completion by Deloitte of its customary client acceptance procedures.

On March 11, 2016, Deloitte was formally engaged as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

During the years ended December 31, 2015, 2014, and 2013 and during the interim period through March 11, 2016, neither the Company nor anyone on its behalf has consulted with Deloitte (1) on any matter regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Itron’s financial statements, and neither a written report nor oral advice was provided to Itron that Deloitte concluded was an important factor considered by Itron in reaching a decision as to the accounting, auditing, or financial reporting issue, (2) on any matter that would have been the subject of a disagreement, as defined by Item 304(a)(1)(iv) of Regulation S-K or (3) on any matter that would have been a reportable event, as defined by Item 304(a)(1)(v) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ITRON, INC.

	By:	/s/ W. MARK SCHMITZ
Dated: March 11, 2016		W. Mark Schmitz
Executive Vice President and Chief Financial Officer